EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of the Buffalo Funds (the “Funds”), does hereby certify, to his knowledge, that the report on Form N-CSR of the Fund for the fiscal year ended March 31, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Funds for the stated period.

/s/ Kent W. Gasaway
Kent W. Gasaway President and Treasurer, Buffalo Funds

Dated: 6/6/2012

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by the Buffalo Funds for purposes of Section 18 of the Securities Exchange Act of 1934.